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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.4 to the Registration Statement on Form S-1 of our report dated April 20, 2004, except for Note 15 for which the date is July 19, 2004, relating to the financial statements of PlanetOut Inc., which appears in such Amendment No.4 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No.4 to the Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California
August 2, 2004